           As filed with the Securities and Exchange Commission
                        on February 23, 1999
                                   Registration No. 333-_____
________________________________________________________________

          SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C.  20549
        _______________________________________
                       FORM S-8
             REGISTRATION STATEMENT UNDER
              THE SECURITIES ACT OF 1933
        _______________________________________

                 1st STATE BANCORP, INC.
           ---------------------------------
(Exact name of registrant as specified in its charter)

      Virginia                                Applied for
-------------------------------            -------------------
(State or other jurisdiction of            (I.R.S. Employer
incorporation or organization)             (Identification No.)

                     445 S. Main Street
             Burlington, North Carolina  27215
                    (336) 227-8861
             -----------------------------
        (Address of Principal Executive Office)

    1st State Bank Employees' Savings and Profit Sharing Plan
    ---------------------------------------------------------
                    (Full title of the Plan)

                          with copies to:
                    Gary R. Bronstein, Esquire
                    Joel E. Rappoport, Esquire
               Housley Kantarian and Bronstein, P.C.
                 1220 19th Street, N.W., Suite 700
                       Washington, D.C. 20036
               -------------------------------------
              (Name and Address of Agent for Service)

                          (202) 822-9611
-------------------------------------------------------------
(Telephone number, including area code, of agent for service)

            CALCULATION OF REGISTRATION FEE

                    CALCULATION OF REGISTRATION FEE
==========================================================================================
Title of              Proposed Maximum  Proposed Maximum     Amount of
Securities to           Amount to Be     Offering Price   Aggregate Offering  Registration
be registered(1)       Registered (2)     Per Share (3)      Price (4)            Fee
------------------------------------------------------------------------------------------
Common Stock,
$.01 par value          431,562              $16              $6,905,000       $1,919.59
  per share
==========================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities
Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 1st State Bank Employees' Savings and Profit Sharing Plan (the "Plan") described herein.
(2) Estimates the maximum number of shares expected to be issued under the Plan assuming that all employer and employee contributions to the Plan are used to purchase shares of Common Stock of 1st State Bancorp, Inc. in the conversion of 1st State Bank (the "Bank") from mutual to stock form ("Conversion"), together with an indeterminate number of shares which may be necessary to adjust the number of additional shares of Common Stock reserved for issuance pursuant to the Plan and being registered herein, as the result of a stock split, stock dividend, reclassification, recapitalization or similar adjustment(s) of the Common Stock of 1st State Bancorp, Inc.
(3) Estimated solely for the purpose of calculating the registration fee and calculated pursuant to Rule 457(c) based on the subscription price of $16 per share of the Common Stock of 1st State Bancorp, Inc., as currently offered in the Conversion.
(4) Estimated based on (2) and (3) above.

  THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE
AUTOMATICALLY UPON THE DATE OF FILING, IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933.

                        PART I

 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*
------

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
------   INFORMATION*

  *This Registration Statement relates to the registration of 431,562 shares of Common Stock, $.01 par value per share, of 1st State Bancorp, Inc. (the "Company") reserved for issuance and delivery under the 1st State Bank Employees' Savings and Profit Sharing Plan (the "Plan"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

                       PART II

  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
------

  The Company became subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") on February 11, 1999 and, accordingly, will be filing periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

  The following document filed by the Company is incorporated in this Registration Statement by reference: the Prospectus for the Common Stock, included in the Company's Registration
Statement (Commission File No. 333-68091)

  ALL DOCUMENTS FILED BY THE COMPANY AND THE PLAN PURSUANT TO SECTIONS 13(A), 13(C), 14, AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AFTER THE DATE HEREOF AND PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT WHICH INDICATES THAT ALL SECURITIES OFFERED HAVE BEEN SOLD OR WHICH DEREGISTERS ALL SECURITIES THEN REMAINING UNSOLD SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.  DESCRIPTION OF SECURITIES
------

  The information required by Item 202 of Regulation S-K is set forth in the description of the Common Stock included in the Prospectus for the Common Stock (dated February 11, 1999), as incorporated by reference under Item 3 hereof, such description being incorporated by reference herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
------

  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE
------   COMPANY

  The Amended and Restated Certificate of Incorporation of the Bank provides that, to the fullest extent permitted by the North Carolina Business Corporation Act (the "NCBCA"), no person who serves as a director shall be personally liable to the Bank or any of its stockholders or otherwise for monetary damages for breach of any duty as director.

  In addition, Article IX of the Amended and Restated Bylaws of the Bank in its form as a stock savings bank after its conversion to stock form (the "Converted Bank") state that any individual who at any time serves or has served as a director, officer, employee or agent of the Converted Bank, and any individual who serves or has served at the request of the Converted Bank as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the Converted Bank to the fullest extent permitted by law against liability and litigation expense arising out of such status or activities in such capacity.
Article IX of the Amended and Restated Bylaws of the Bank in its form as a commercial bank after the conversion (the "Commercial Bank") contain similar provisions.

  Sections 55-8-50 through 55-8-58 of the NCBCA contain provisions prescribing the extent to which directors and officers of the Converted Bank and the Commercial Bank shall or may be indemnified. Section 55-8-51 of the NCBCA permits a corporation, with certain exceptions, to indemnify a present or former director against liability if (i) the director conducted himself in good faith, (ii) the director reasonably believed (x) that the director's conduct in the director's official capacity with the corporation was in its best interests and (y) in all other cases the director's conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, the director had no reasonable cause to believe the director's conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to the director. The above standard of conduct is determined by a majority vote of a quorum of the board of directors consisting of directors not at the time parties to the proceeding, or majority vote of a duly designated committee of the board of directors, special legal counsel, or the shareholders as prescribed in Section 55-8-55.

  Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation to indemnify a director or officer in the defense of any proceeding to which the director or officer was a party against reasonable expenses when the director or officer is wholly successful in the director's or officer's defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if the director or officer is adjudged fairly and reasonably so entitled under Section 55-8-54.

  In addition, Section 55-8-57 of the NCBCA permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals. The Savings Bank currently maintains a directors and officers liability insurance policy.

  Directors, officers and employees of the Company may be entitled to benefit from the indemnification provisions contained in the Virginia Stock Corporation Act (the "VSCA") and the Company's Articles of Incorporation. The general effect of these provisions is summarized below.

  In accordance with Sections 13.1-696 through 13.1-704 of the VSCA, a director or officer of the Company generally shall be indemnified in the defense of a proceeding if they are successful. A corporation may indemnify a director, officer, employee or agent under the circumstances in the preceding sentence and in other circumstances if (i) he conducted himself in good faith; and (ii) he believed (x) that his conduct in his official capacity with the corporation was in its best interests and (y) in all other cases his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. A corporation may not indemnify a director, officer, employee or agent in connection with a proceeding by or in the right of the corporation in which the individual was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to the individual. The above standard of conduct is determined by a majority vote of a quorum of the board of directors consisting of directors not at the time parties to the proceeding, or majority vote of a duly designated committee of the board of directors, special legal counsel, or the shareholders as prescribed in Section 13.1-701.

  Sections 13.1-698 and 13.1-702 of the VSCA require a corporation to indemnify a director or officer in the defense of any proceeding to which the director or officer was a party against reasonable expenses when the director or officer is wholly successful in the director's or officer's defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if the director or officer is adjudged fairly and reasonably so entitled under Section 13.1-700.1.

  In addition, Section 13.1-704 of the VSCA permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals, except an indemnity against willful misconduct or a knowing violation of criminal law.

  Article XVI of the Company's Articles of Incorporation provides that the Company shall indemnify, to the fullest extent permissible under the VSCA, any individual who is or was a director, officer, employee or agent of the Company, and any individual who serves or served at the Company's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, in any proceeding in which the individual is made a party as a result of his service in such capacity. In addition, the Company must pay reasonable expenses incurred by any person identified in the preceding sentence who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Company of:
(i) a written affirmation by such person of his good faith belief that the standard of conduct necessary for indemnification by the Company as authorized in Article XVI has been met; and (ii) a written undertaking by or on behalf of such person to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

  Article XVI further provides that the Company shall purchase and maintain insurance on behalf of any person who holds or who has held any position as a director or officer of the Company against any liability incurred by him or her in any such position, or arising out of his status as such, whether or not the Company would have power to indemnify him or her against such liability under Article XVI.

  The engagement letter dated July 24, 1998, between the Savings Bank and Ferguson provides for the indemnification of Ferguson and its employees under certain circumstances, in connection with the appraisal services rendered under the terms of that engagement letter. The engagement letter dated July 27, 1998, between the Savings Bank and Trident Securities provides for the indemnification of Trident Securities and its controlling persons under certain circumstances, in connection with the Conversion and Trident Securities' engagement under the engagement letter. The Sales Agency Agreement entered into between Trident Securities and the Company provides for the indemnification of Trident Securities, its affiliates, and their respective officers, directors, employees, agents and controlling persons under certain circumstances.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
------

  Not applicable.

ITEM 8.  EXHIBITS
------

  The exhibits scheduled to be filed as part of this registration statement are as follows:

  4.1    1st State Bank Employees' Savings & Profit
         Sharing Plan and Adoption Agreement (the
         "Plan")

  4.2    Summary Plan Description of the Plan

  4.3    Form of Investment Election to be made
         available to Plan Participants with respect to the investment of their accounts under the Plan

  5.1    Opinion of Housley Kantarian & Bronstein, P.C.
         as to the legality of the Common Stock being registered

  5.2    Favorable Determination Letter from the
         Internal Revenue Service dated June 26, 1998, regarding the tax-qualification of the Plan documents

  23.1   Consent of Housley Kantarian & Bronstein, P.C.
         (appears in their opinion filed as Exhibit 5.1)

  23.2   Consent of KPMG LLP

  24 Power of Attorney (contained in the signature page to this Registration Statement)

  99.1 Copy of the Plan's most recent Annual Report, as filed with the Internal Revenue Service on Form 5500

ITEM 9.  UNDERTAKINGS
------

  1.     The undersigned registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement --

         (i)  To include any prospectus required by Section
  10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                      SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Burlington, State of North Carolina, on February 19, 1999.

                             1ST STATE BANCORP, INC.


                             By:/s/ James C. McGill
                                ----------------------------
                                James C. McGill, President
                                (Duly Authorized Representative)


                   POWER OF ATTORNEY

 We, the undersigned Directors of 1st State Bancorp, Inc., hereby severally constitute and appoint James C. McGill with full power of substitution, our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said James C. McGill may deem necessary or advisable to enable 1st State Bancorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of 1st State Bancorp, Inc. common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said James C. McGill shall do or cause to be done by virtue thereof.

 Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 Signatures                 Title                                 Date
----------                  -----                                 -----

/s/ James C. McGill         President, Chief Executive Officer    February 19, 1999
-----------------------     and Director (Principal Executive
James C. McGill             Officer)

/s/ A. Christine Baker      Executive Vice President-Chief        February 19, 1999
-----------------------     Financial Officer, Secretary and
A. Christine Baker          Treasurer (Principal Financial and
                            Accounting Officer)

/s/ Richard C. Keziah       Chairman of the Board                 February 19, 1999
-----------------------
Richard C. Keziah

/s/ James A. Barnwell, Jr.  Director                              February 19, 1999
--------------------------
James A. Barnwell, Jr.

/s/ Bernie C. Bean          Director                              February 19, 1999
--------------------------
Bernie C. Bean

/s/ James G. McClure        Director                              February 19, 1999
--------------------------
James G. McClure

/s/ T. Scott Quakenbush     Director                              February 19, 1999
--------------------------
T. Scott Quakenbush

/s/ Richard H. Shirley      Director                              February 19, 1999
--------------------------
Richard H. Shirley

/s/ Virgil L. Stadler       Director                              February 19, 1999
--------------------------
Virgil L. Stadler
/TABLE

     Pursuant to the requirements of the Securities Act of 1933, the undersigned trustee of the 1st State Bank Employees' Savings and Profit Sharing Plan has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New
York, on February 22, 1999.


                    The Bank of New York, as Trustee of the
                    1st State Bank Employees' Savings
                    and Profit Sharing Plan and Trust



                    By:/s/ Wolfgang Strauss
                       ---------------------------------
                       Its: Vice President
                           -----------------------------

                   INDEX TO EXHIBITS




Exhibit           Description
-------           -----------

   4.1        1st State Bank Employees' Savings & Profit
              Sharing Plan and Adoption Agreement (the "Plan")

   4.2        Summary Plan Description of the Plan

   4.3 Form of Investment Election to be made available to Plan Participants with respect to the investment of their accounts under the Plan

   5.1 Opinion of Housley Kantarian & Bronstein, P.C. as to the legality of the Common Stock being registered

   5.2        Favorable Determination Letter from the Internal
              Revenue Service dated June 26, 1998, regarding the tax-qualification of the Plan documents

  23.1        Consent of Housley Kantarian & Bronstein, P.C.
              (appears in their opinion filed as Exhibit 5.1)

  23.2        Consent of KPMG LLP

  24 Power of Attorney (contained in the signature page to this Registration Statement)

 99.1         Copy of the Plan's most recent Annual Report, as
              filed with the Internal Revenue Service on Form
              5500